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                                                                     EXHIBIT 5.1

                                PERKINS COIE LLP
           Pacwest Center, Suite 1500, 1211 - Southwest Fifth Avenue,
                           Portland Oregon 97204-10024
                  Telephone 503-727-2000 Facsimile 503-727-2222



                                January 17, 2003



Teekay Shipping Corporation
TK House
Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59213
Nassau, Commonwealth of the Bahamas

         RE:      TEEKAY SHIPPING CORPORATION
                  REGISTRATION STATEMENT ON FORM F-3

Ladies and Gentlemen:

         We have acted as counsel to Teekay Shipping Corporation, a Republic of The Marshall Islands corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Securities Act") and the rules and regulations promulgated thereunder ("Rules") of a registration statement on Form F-3 (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the "Registration Statement"), for the registration of the sale from time to time of up to $500,000,000 aggregate offering price (or any such further aggregate offering price as may be registered pursuant to Rule 462(b)) of:

         (a) shares of the Company's common stock, par value $0.001 per share (the "Common Stock"),

         (b) shares of the Company's preferred stock, par value $1.00 per share (the "Preferred Stock"),


         (c) debt securities of the Company, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"),

         (d) warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities of the Company ("Warrants"),

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Deft Corporation
June 18, 2001


         (e) purchase contracts for the purchase of Common Stock or Preferred Stock of the Company or any combination thereof ("Stock Purchase Contracts"), and

         (f) units consisting of one or more Stock Purchase Contracts and either Debt Securities, Preferred Stock or debt obligations of third parties or any combination of such securities ("Stock Purchase Units" and, together with the Common Stock, Preferred Stock, Debt Securities, Warrants and Stock Purchase Contracts, collectively the "Securities").

         The Securities will be sold or delivered from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

         The Senior Debt Securities will be issued in one or more series pursuant to an indenture (together with any supplemental indentures, the "Senior Indenture") to be entered into between the Company and a trustee thereunder (the "Senior Trustee") in substantially the form filed as an exhibit to the Registration Statement. The Subordinated Debt Securities will be issued in one or more series pursuant to a subordinated indenture (together with any supplemental indentures, the "Subordinated Indenture") to be entered into between the Company and a trustee thereto (the "Subordinated Trustee") in substantially the form filed as an exhibit to the Registration Statement. The Warrants will be issued pursuant to one or more warrant agreements (each a "Warrant Agreement") to be entered into among the Company and a financial institution identified therein as warrant agent (the "Warrant Agent") in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein. The Stock Purchase Contracts will be issued pursuant to one or more stock purchase agreements (each a "Stock Purchase Contract Agreement") to be entered into among the Company and a financial institution identified therein as purchase contract agent (the "Purchase Contract Agent") in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein. The Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements (each a "Stock Purchase Unit Agreement") to be entered into among the Company and a financial institution identified therein as purchase unit agent (the "Purchase Unit Agent") in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein.

         In our capacity as counsel to the Company we have examined (a) the Registration Statement, (b) the form of Senior Indenture to be filed as an exhibit to the Registration Statement, (c) the form of Subordinated Indenture to be filed as an exhibit to the Registration Statement, and (d) the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with


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Deft Corporation
June 18, 2001


the originals of all documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement and such other documents, agreements and instruments. For purposes of the opinions expressed below, we also assume (a) that the Registration Statement, and any amendments or supplements thereto (including any necessary post-effective amendments), shall have become effective under the Securities Act and (b) with respect to the opinions in Paragraphs 2 and 4 below, compliance by the Company and the Trustee with the terms and conditions of the Senior Indenture or the Subordinated Indenture, as applicable, regarding the creation, authentication and delivery of any supplemental indenture to such Indenture.

         Based on and subject to the foregoing, we are of the opinion that:

         1. When the Senior Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and assuming due authorization, execution and delivery by the Senior Trustee, the Senior Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

         2. When (a) the Senior Debt Securities have been duly authorized, (b) the final terms of the Senior Debt Securities have been duly established and approved, and (c) the Senior Debt Securities have been duly executed by the Company and authenticated by the Senior Trustee in accordance with the Senior Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement, the Senior Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Senior Indenture.

         3. When the Subordinated Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act, and assuming due authorization, execution and delivery by the Subordinated Trustee, the Subordinated Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

         4. When (a) the Subordinated Debt Securities have been duly authorized, (b) the final terms of the Subordinated Debt Securities have been duly established and approved, and (c) the Subordinated Debt Securities have been duly executed by the Company and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement, the Subordinated Debt Securities will constitute valid and legally binding obligations of the Company, enforceable

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Deft Corporation
June 18, 2001


              against the Company in accordance with the terms thereof and will be entitled to the benefits of the Subordinated Indenture.

         5. When the Warrant Agreement as contemplated by the Registration Statement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Warrant Agent, the Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

         6. When (a) the Warrants have been duly authorized, (b) the terms of the Warrants have been duly established and approved, and (c) the Warrants have been duly executed by the Company and countersigned or authenticated in accordance with the Warrant Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

         7. When the Stock Purchase Contract Agreement as contemplated by the Registration Statement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Purchase Contract Agent, the Stock Purchase Contract Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

         8.   When (a) the Stock Purchase Contracts have been duly authorized,
              (b) the terms of the Stock Purchase Contracts have been duly established and approved, and (c) the Stock Purchase Contracts have been duly executed by the Company and countersigned or authenticated in accordance with the Stock Purchase Contract Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

         9. When the Stock Purchase Unit Agreement as contemplated by the Registration Statement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Purchase Unit Agent, the Stock Purchase Contract Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

         10. When (a) the Stock Purchase Units have been duly authorized, (b) the terms of the Stock Purchase Units have been duly established and approved, and (c) the Stock Purchase Units have been duly executed by the Company and countersigned or


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Deft Corporation
June 18, 2001


              authenticated in accordance with the Stock Purchase Unit Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement, the Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

         The opinions expressed above are subject to the following exclusions and qualifications:

              a. Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking to advise you of any changes in law.

              b. We express no opinion as to enforceability of any right or obligation to the extent such right or obligation is subject to and limited by
(i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally, (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law [or (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

              c. We are qualified to practice law in the State of New York and do not express any opinions herein concerning any laws other than the laws in their current forms of the State of New York and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the prospectus made part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act or related Rules.


                                                     Very truly yours,

                                                     /s/ Perkins Coie LLP

                                                     PERKINS COIE LLP